FREE WRITING PROSPECTUS	Filed Pursuant to Rule 433
Registration No. 333-230733-02

**FULL PRICING** $553mm ($525mm offered) Harley-Davidson Motorcycle Trust (HDMOT) 2020-A

Lead Managers: Citi (str.), JP Morgan, and MUFG

Co-Managers: Loop Capital, Mizuho, PNC, TD, Wells Fargo

-Anticipated Capital Structure-

TOTAL OFFERED

Class SZ($MM) SZ($MM) M/S** WAL L.FINL BNCH SPRD YLD CPN $PX

A-1 $107.000 $101.650 P-1/A-1+ 0.25 2/16/21 IntL -8 1.72625 1.72625% 100.00000%

A-2a $174.000 $165.300 Aaa/AAA 1.03 1/17/23 EDSF +15 1.842 1.83% 99.99496%

A-2b $21.000 $19.950 Aaa/AAA 1.03 1/17/23 1mL +15 1ml + 0.15% 100.00000%

A-3 $195.000 $185.250 Aaa/AAA 2.32 10/15/24 iSwps +29 1.887 1.87% 99.97819%

A-4 $55.640 $52.850 Aaa/AAA 3.47 4/15/27 iSwps +37 1.947 1.93% 99.96938%

**Expected Ratings

-Deal Summary-

Offered Size: $525mm *No Grow*

Settle: 01/29/2020

Ticker: HDMOT 2020-A

Registration: SEC-Registered

Expected Ratings: M/S

ERISA Eligible: Yes

Min Denoms: $1K x $1K

B&D: Citi

-Available Information-

* Preliminary Prospectus, Ratings FWP, CDI file (attached)

* Intex Deal Name: XHDMT20A Password: XJVB

* Link: https://dealroadshow.com Passcode: HDMOT20A

CUSIP:

A-1: 41284U AA2

A-2a: 41284U AB0

A-2b: 41284U AC8

A-3: 41284U AD6

A-4: 41284U AE4

ISIN:

A-1: US41284UAA25

A-2a: US41284UAB08

A-2b: US41284UAC80

A-3: US41284UAD63

A-4: US41284UAE47

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM CITIGROUP GLOBAL MARKETS INC. BY CALLING 1-800-831-9146 OR BY EMAILING PROSPECTUS@CITI.COM.